              SILICON VALLEY BANCSHARES ANNUAL REPORT ON FORM 10-K

               EXHIBIT 11.1 -- CALCULATION OF EARNINGS PER SHARE

                                                                 YEARS ENDED DECEMBER 31,
                                           --------------------------------------------------------------------
                                               1995          1994         1993      1992 (1)(2)     1991 (2)
                                           -------------  -----------  -----------  ------------  -------------
Weighted average common shares
 outstanding.............................      8,746,880    8,286,228    7,958,717     7,835,874      6,763,184
Common stock equivalents.................        417,255      289,138      241,896       --             404,671
                                           -------------  -----------  -----------  ------------  -------------
Total weighted average common and common
 equivalent shares.......................      9,164,135    8,575,366    8,200,613     7,835,874      7,167,855
Net income (loss)........................     18,152,768    9,066,249    1,600,821    (2,212,574)    12,253,569
                                           -------------  -----------  -----------  ------------  -------------
                                           -------------  -----------  -----------  ------------  -------------
Net income (loss) per common and common
 equivalent share........................  $        1.98  $      1.06  $      0.20  $      (0.28) $        1.71
                                           -------------  -----------  -----------  ------------  -------------
                                           -------------  -----------  -----------  ------------  -------------

------------------------
(1) Options  are not considered common stock equivalents in the event of a loss,
    and  therefore  are  excluded  from  weighted  average  common  and   common
    equivalent shares in 1992.

(2) Weighted average shares outstanding and per share amounts reflect 5.0% stock dividends paid on May 18, 1992 and May 31, 1991.

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